EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 20, 2005, accompanying the financial statements and schedule incorporated by reference in the Annual Report of Sensytech, Inc. 401(k) Profit Sharing Plan on Form 11-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of Sensytech, Inc. 401(k) Profit Sharing Plan on Form S-8 (File No. 333-119862, effective September 30, 2004.

Grant Thornton LLP

Vienna, Virginia
June 24, 2005